UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 10, 2015
National Storage Affiliates Trust
(Exact name of registrant as specified in its charter)

Maryland	001-37351	46-5053858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 DTC Parkway
Suite 200
Greenwood Village, Colorado 80111
(Address of principal executive offices)
(720) 630-2600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
The information set forth in Item 2.03 is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
On August 13, 2015, NSA OP, LP (the "Operating Partnership") and certain of its subsidiaries party to the credit agreement dated as of April 1, 2014 (as amended, the "Credit Agreement"), as Borrowers (collectively, the "Borrowers"), and National Storage Affiliates Trust (the "Company"), National Storage Affiliates Holdings, LLC ("Holdings"), and GSC Irvine/Main, LP, as Guarantors (collectively, the "Guarantors"), entered into an amendment (the "Increase Agreement") to the Credit Agreement with KeyBank National Association, as Administrative Agent (the "Administrative Agent"), and the other lender parties thereto, to increase the total borrowing capacity under the credit facility by $125.0 million for a total credit facility of $550.0 million, consisting of a revolving line of credit of $350.0 million and a term loan of $200.0 million following the completion of the Increase Agreement. The Operating Partnership has an additional expansion option under the credit facility, which if exercised, would provide for a total credit facility of $700.0 million.
Concurrent with the Increase Agreement, the Operating Partnership, certain subsidiary borrowers, the Company, Holdings, the Administrative Agent and the other lender parties thereto, entered into the First Amendment to Credit Agreement, Termination, Release and Consent (the "Amendment") to confirm the release of certain collateral pledged by the Borrowers following the Company's initial public offering and to provide for certain additional amendments and modifications to the Credit Agreement. The credit facility, which was secured prior to the completion of the Company's initial public offering and the formation transactions, became unsecured upon such completion.
The term loan bears interest at one-month LIBOR plus 1.50% (an effective rate of 1.70% per annum as of August 13, 2015) and the revolving line of credit bears interest at one-month LIBOR plus 1.60% (an effective rate of 1.80% per annum as of August 13, 2015). The term loan matures in March 2018 and the revolving line of credit matures in March 2017.
The Increase Agreement and Amendment did not impact the credit facility's covenants or events of default.
The descriptions above are only a summary of the material provisions of the Increase Agreement and Amendment and are qualified in their entirety by reference to a copy of the Increase Agreement and the Amendment, which will be filed with the Company's next quarterly report on Form 10-Q, together with the Credit Agreement, which was filed on April 1, 2015 as Exhibit 10.15 and Exhibit 10.16 to the Company's registration statement on Form S-11.
Item 3.02 Unregistered Sales of Equity Securities.
On August 10, 2015, the Operating Partnership entered into contribution agreements (the "Contribution Agreements") with affiliates of, and investors in, Kevin Howard Real Estate Inc., d/b/a Northwest Self Storage ("Northwest"), whereby Northwest contributed 100% of the equity interests of the owner of one self-storage property to the Operating Partnership in exchange for the issuance by the Operating Partnership of 654,852 Class A common units of limited partner interest ("Class A OP Units") and the payment of $3.8 million in cash to retire existing debt.
The Class A OP Units will be redeemable for cash or, at the Company's option, exchangeable for common shares of beneficial interest of the Company on a one-for-one basis, subject to certain adjustments, as set forth in the Third Amended and Restated Agreement of Limited Partnership of the Operating Partnership beginning one year after the completion of the Company's initial public offering.
The issuances of Class A OP Units pursuant to the Contribution Agreements (as described above) were exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the Securities Act").

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2015

NATIONAL STORAGE AFFILIATES TRUST

By:	/s/ TAMARA D. FISCHER
Tamara D. Fischer
Executive Vice President and Chief Financial Officer